Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of
1st Financial Services Corporation
Hendersonville, North Carolina

We consent to the incorporation by reference in Registration Statement (No. 333-155812) on Form S-8 of 1st Financial Services Corporation of our report dated March 4, 2013, relating to our audit of the consolidated financial statements which appear in this Annual Report on Form 10-K of 1st Financial Services Corporation for the year ended December 31, 2012.

/s/ Elliott Davis, PLLC.

Greenville, South Carolina
March 4, 2013